UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  October 20, 2005
                                                        ----------------

                            ULTRASTRIP SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Florida                       000-25663             65-0841549
-------------------------------      ---------------------   -------------------
(State or other jurisdiction of      (Commission File No.)      (IRS Employer
         incorporation)                                      Identification No.)

                            3515 S.E. Lionel Terrace
                                Stuart, FL 34997
                                 (772) 287-4846
          (Address and telephone number of principal executive offices)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
              ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

              On November 8, 2005, UltraStrip Systems, Inc. (the "Company") entered into a new Employment Agreement with Mr. Dennis McGuire. Mr. McGuire became the Company's Chief Executive Officer on September 28, 2005.

              The key terms of the Employment Agreement are:

                  o A term effective as of October 1, 2005 and expiring on December 31, 2008;

                  o An initial annual salary of $325,000, $350,000 in 2007 and $375,000 in 2008;

                  o Eligibility to receive bonuses of $30,0000 in 2005 and thereafter based upon pre-tax income, not to exceed 50% of his base annual salary for the prior year and discretionary bonuses if approved by the Compensation Committee;

                  o A grant of 3,000,000 non-qualified five-year options exercisable at $1.00 per share. One-third of the options are vested and one-third vest on each of December 31, 2006 and 2007, subject to continued employment with the Company.

              On October 20, 2005, Mr. Joe M. Allbaugh was appointed to the Board of Directors. Previously, Mr. Allbaugh's consulting company, The Allbaugh Company, LLC with offices in Washington, D.C., Austin, Texas and Oklahoma City, Oklahoma, entered into a one-year agreement with the company on June 3, 2005, effective on July 1, 2005. The key terms are payment of a fee of $20,000 per month for the first six months and $30,000 per month for the next 12 months and issuance of 1,000,000 five-year options exercisable at $1.00 per share. One-half of the options are fully vested and the remainder vest on June 30, 2006 if the agreement has not been terminated prior to that date. The agreement is terminable by either party on 30 days notice. Additionally, if Mr. Allbaugh's company makes introductions to the Company which lead to sales of products or services or to the sale of our assets outside of the ordinary course of business, mergers or a similar transaction, we are obligated to pay a commission consisting of cash and stock options.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ULTRASTRIP SYSTEMS, INC.


                                          By:  /s/ J.C. "Jim" Rushing III
                                               --------------------------
                                               Chief Financial Officer

Date: November 16, 2005